Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees

SEI Institutional Managed Trust:

We consent to the use of our report dated November 27, 2013, incorporated herein by reference, for SEI Institutional Managed Trust, comprised of the Large Cap Fund, Large Cap Value Fund, Large Cap Growth Fund, Tax-Managed Large Cap Fund, S&P 500 Index Fund, Small Cap Fund, Small Cap Value Fund, Small Cap Growth Fund, Tax-Managed Small/Mid Cap Fund, Mid-Cap Fund, U.S. Managed Volatility Fund, Global Managed Volatility Fund, Tax-Managed Managed Volatility Fund, Real Estate Fund, Enhanced Income Fund, Core Fixed Income Fund, U.S. Fixed Income Fund, High Yield Bond Fund, Real Return Fund, Multi-Strategy Alternative Fund, Multi-Asset Accumulation Fund, Multi-Asset Income Fund, Multi-Asset Inflation Managed Fund, and Multi-Asset Capital Stability Fund, and to the references to our firm under the heading “Financial Highlights” in the Prospectuses and under the heading “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 28, 2014